Exhibit 3.1

                                     BY-LAWS

                                       OF

                              HEICO CORPORPORATION

              F/K/A HEICO INDUSTRIES CORP. (a Florida corporation)

(As Adopted By Its Board of Directors as of January 29, 1993 and later amended)

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                                Table of Contents

Article 1 - Shareholders  ..................................................   1
  1.1    Annual Meeting  ...................................................   1
  1.2    Special Meeting  ..................................................   1
  1.3    Place of Meeting ..................................................   1
  1.4    Notice of Meeting .................................................   1
  1.5    Waiver of Notice Meeting ..........................................   1
  1.6    Fixing of Record Date .............................................   2
  1.7    Voting Record .....................................................   2
  1.8    Quorum  ...........................................................   2
  1.9    Voting Per Share  .................................................   3
  1.10   Voting of Shares ..................................................   3
  1.11   Proxies  ..........................................................   3
  1.12   Manner of Action ..................................................   3
  1.13   Action Without a Meeting ..........................................   4
  1.14   Notification of Nomination of Directors ...........................   4
  1.15   Notice of Business at Annual Meetings .............................   5

Article 2 - Board of Directors .............................................   6
  2.1    General Powers  ...................................................   6
  2.2    Number, Terms and Classification ..................................   6
  2.3    Regular Meetings ..................................................   7
  2.4    Special Meetings ..................................................   7
  2.5    Waiver of Notice of Meeting .......................................   7
  2.6    Quorum ............................................................   8
  2.7    Presumption of Assent   ...........................................   8
  2.8    Manner of Action ..................................................   8
  2.9    Action Without a Meeting ..........................................   8
  2.10   Meetings of the Board of Directors by Means of a
           Conference Telephone or Similar Communications Equipment ........   8
  2.11   Resignation .......................................................   8
  2.12   Removal   .........................................................   8
  2.13   Vacancies .........................................................   9
  2.14   Compensation  .....................................................   9

Article 3 - Committees of the Board of Directors  ..........................   9

Article 4 - Officers  ......................................................   9

                                       (i)

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  4.1    Officers   ........................................................   9
  4.2    Election and Term of Office .......................................  10
  4.3    Resignation .......................................................  10
  4.4    Removal  10
  4.5    Vacancies .........................................................  10
  4.6    Chairman of the Board .............................................  10
  4.7    Vice Chairman of the Board ........................................  10
  4.8    Chief Executive Officer ...........................................  10
  4.9    President .........................................................  11
  4.10   Vice Presidents ...................................................  11
  4.11   Secretary .........................................................  11
  4.12   Treasurer  ........................................................  11
  4.13   Other Officers, Employees and Agents ..............................  12
  4.14   Compensation  .....................................................  12

Article 5 - Indemnification ................................................  12

Article 6 - Certificates of Stock ..........................................  13
  6.1    Certificates for Shares  ..........................................  13
  6.2    Transfer Agents and Registrars ....................................  13
  6.3    Transfer of Shares; Ownership of Shares ...........................  13
  6.4    Lost Certificates .................................................  13

Article 7 - Actions With Respect to Securities of Other Corporations .......  14

Article 8 - Amendments .....................................................  14

Article 9 - Gender .........................................................  14

                                      (ii)

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                        BY-LAWS OF HEICO INDUSTRIES CORP.

                            Article 1 - Shareholders

         Section 1.1 Annual Meeting. A meeting of shareholders shall be held each year for the election of directors and for the transaction of any other business that may come before the meeting. The time and place of the meeting shall be designated by the Board of Directors.

         Section 1.2 Special Meeting. Special meetings of the shareholders, for any purpose or purposes, may be called by the chairman of the board, the president or a majority of the Board of Directors, and shall be called by the president or the secretary at the request of a majority of the directors then in office or at the request of the holders of not less than one-tenth (1/lOth) of all outstanding shares of the corporation entitled to vote at the meeting.

         Section 1.3 Place of Meeting. The Board of Directors may designate any place, either within or without the State of Florida, as the place of meeting for any annual or special meeting of the shareholders called by the Board of Directors. If no designation is made the place of meeting shall be the principal office of the corporation in the State of Florida.

         Section 1.4 Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by first-class mail, by, or at the direction of, the president or the secretary, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If the notice is mailed at least thirty (30) days before the date of the meeting, it may be done by a class of United States mail other than first-class. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

         When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this Section 1.4 to each shareholder of record on the new record date entitled to vote at such meeting.

         Section 1.5 Waiver of Notice Meeting. Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by the person or persons entitled to such notice, whether signed before, during or after the time of the meeting stated therein, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a

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waiver of notice of such meeting,  except when the person  attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice unless so required in these by-laws, the Articles of Incorporation or by law.

         Section 1.6 Fixing of Record Date. In order that the corporation may determine the shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than seventy (70) nor less than ten (10) days before the date of such meeting, nor more than seventy (70) days prior to any other action. A determination of shareholders of record entitled to notice of, or to vote at, a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

         Section 1.7 Voting Record. The officer or agent having charge of the stock transfer books for shares of stock of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of, the number and class and series, if any, of shares held by, each shareholder. Such list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours and such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the time of meeting.

         Section 1.8 Quorum. Except as may be otherwise provided in these by-laws, the Articles of Incorporation or by law, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If less than a majority of outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. After a quorum has been established at any shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

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         Section 1.9 Voting Per Share.  Except as may be  otherwise  provided in these bylaws, the Articles of Incorporation or by law, each shareholder entitled to vote shall at every meeting of the shareholders be entitled to one (1) vote for each share of Common Stock held by him and one tenth (1/10) of a vote for each share of Class A Common Stock held by him.

         Section 1.10 Voting of Shares. A shareholder may vote at any meeting of shareholders of the corporation, either in person or by proxy.

         Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the by-laws of such corporate shareholder or, in the absence of any applicable by-law, by such person or persons as the Board of Directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the by-laws or other instrument of the corporate shareholder. In the absence of any such designation or, in case of conflicting designation by the corporate shareholder, the chairman of the board, the president, any vice president, the secretary and the treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

         Shares held by an administrator, executor, personal representative, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee or custodian may be voted by him, either in person or by proxy, but no trustee or custodian shall be entitled to vote shares held by him without a transfer of such shares into his name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

         Section 1.11 Proxies. Every shareholder entitled to vote at a meeting of shareholders, or to express consent or dissent without a meeting, or his duly authorized attorney-in-fact, may authorize another person to act for him by proxy. Every proxy shall be in writing and shall be signed by the shareholder or his attorney-in-fact. A proxy shall be filed with the secretary of the corporation before or at the time of the meeting or before or at the time the consent is given.

         Section 1.12 Manner of Action. If a quorum is present, the affirmative vote of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by these by-laws, the Articles of Incorporation or by law.

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         Section 1.13 Action Without a Meeting. Unless otherwise provided in the
Articles of Incorporation, action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of outstanding shares of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. In order to be effective, the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote thereon, and delivered to the corporation by delivery to its principal office in Florida, its principal place of business, the corporate secretary, or another office or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take the corporate action referred to herein unless, within sixty (60) days of the date of the earliest dated consent delivered in the manner required by this Section, written consents signed by the number of holders required to take action are delivered to the corporation by delivery as set forth herein.

         Any written consent may be revoked prior to the date that the corporation receives the required number of consents to authorize the proposed action. No revocation is effective unless in writing and until received by the corporation at its principal office or its principal place of business, or received by the corporate secretary or other officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

         Within 10 days after obtaining such authorization by written consent, notice must be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action and, if the action be such for which dissenters' rights are provided under the articles of incorporation or by law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with applicable law.

         A consent signed as set forth in this Section has the effect of a meeting vote and may be described as such in any document.

         Whenever action is taken as set forth in this Section, the written consent of the shareholders consenting thereto or the written reports of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of shareholders.

         Section 1.14 Notification of Nomination of Directors. Nominations for election to the Board of Directors of the Corporation at a meeting of shareholders may be made by the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of

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directors at such meeting who complies with the notice  procedures  set forth in this Section 1.14. Such nominations, other than those made by or on behalf of the Board of Directors, may be made only if notice in writing is personally delivered to, or mailed by first class United States mail, postage prepaid, and received by, the Secretary of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to such meeting; provided, however, that if less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given to shareholders, such nomination shall have been mailed by first class United States mail, postage prepaid, and received by, or personally delivered to, the Secretary of the Corporation not later than the close of business on the tenth (10th) day following the day on which notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. Such notice shall set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee,
(ii) the principal occupation or employment of each such nominee, (iii) the number of shares, if any, of stock of the Corporation that are beneficially owned by each such nominee and (iv) any other information concerning the nominee that must be disclosed in proxy solicitations pursuant to the proxy rules of the Securities and Exchange Commission if such person had been nominated, or intended to be nominated, by the Board of Directors (including such person's written consent to be named as a nominee and to serve as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as
they  appear  on  the  Corporation's   books,  of  such   shareholder,   (ii)  a
representation that such shareholder is a holder of record of shares of stock of the Corporation entitled to vote at the meeting and the class and number of shares of the Corporation which are beneficially owned by such shareholder,
(iii) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice and (iv) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder. The Corporation also may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

         The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         Section 1.15 Notice of Business at Annual Meetings. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, if such business

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relates to the election of  directors  of the  Corporation,  the  procedures  in
Section 1.14 must be complied with. If such business relates to any other matter, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be personally delivered to, or mailed by first class United States mail, postage prepaid, and received by, the Secretary of the Corporation not less than sixty
(60) days nor more than ninety (90) days prior to such meeting; provided, however, that if less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given to shareholders, such notice, to be timely, must have been mailed by first class United States mail, postage prepaid, and received by, or personally delivered to, the Secretary of the Corporation not later than the close of business on the tenth (10th) day following the day on which notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. A shareholder's notice to the Secretary of the Corporation shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (iii) a representation that the shareholder is a holder of record of shares of stock of the Corporation entitled to vote at the meeting and the class and number of shares of the Corporation which are beneficially owned by the shareholder and
(iv) any material interest of the shareholder in such business. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this
Section 1.15 and except that any shareholder proposal which complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended, and is to be included in the Corporation's proxy statement for an annual meeting of shareholders shall be deemed to comply with the requirements of this Section 1.15.

         The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.15, and if he should so determine, he shall so declare to the meeting and the business not properly brought before the meeting shall be disregarded.

                         Article 2 - Board of Directors

         Section 2.1 General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, its Board of Directors.

         Section 2.2 Number, Terms and Classification. The Board of Directors of the corporation shall consist of not less than one (1) but no more than nine (9) persons, and shall be set by the Board of Directors from time to time. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. A director need not be

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a citizen  of the  United  States of  America,  nor a  resident  of the State of
Florida, nor a shareholder of the corporation. Each director shall hold office until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

         Section 2.3 Regular Meetings. An annual regular meeting of the Board of Directors shall be held without notice immediately after, and at the same place as, the annual meeting of shareholders for the purpose of the election of officers and the transaction of such other business as may come before the meeting, and at such other times and places as may be determined by the Board of Directors. The Board of Directors may, at any time and from time to time, provide by resolution, the time and place, either within or without the State of Florida, for the holding of the annual regular meeting or additional regular meetings of the Board of Directors without other notice than such resolution.

         Section 2.4 Special Meetings. Special meetings of the Board of Directors may be called by the chairman of the board, the vice chairman of the board, the president or in their absence by any vice president or by a majority of the Board of Directors.

         The person or persons authorized to call special meetings of the Board of Directors may designate any place, either within or without the State of Florida, as the place for holding any special meeting of the Board of Directors called by them. If no designation is made, the place of meeting shall be the principal office of the corporation in the State of Florida.

         Notice of any special meeting of the Board of Directors may be given by any reasonable means, whether oral or written, and at any reasonable time prior to such meeting. The reasonableness of any notice given in connection with any special meeting of the Board of Directors shall be determined in light of all of the pertinent circumstances. It shall be presumed that notice of any special meeting given at least five (5) days prior to such special meeting either orally (whether telephonically or face-to-face), by facsimile transmission, or by written notice delivered personally or mailed to each director at his business or residence address, is reasonable. If mailed, such notice of any special meeting shall be deemed to be delivered on the second day after it is deposited in the United States mail, so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose or purposes of, any special meeting of the Board of Directors need be specified in the notice or in any written waiver of notice of such meeting.

         Section 2.5 Waiver of Notice of Meeting, Notice of a meeting of the Board of Directors need not be given to any director who signs a written waiver of notice before, during or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director

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states,  at the beginning of the meeting,  any objection to the  transaction  of business because the meeting is not lawfully called or convened.

         Section 2.6 Quorum. A majority of the number of directors fixed by, or in the manner provided in, these by-laws shall constitute a quorum for the transaction of business; provided, however, that whenever, for any reason, a vacancy occurs in the Board of Directors, a quorum shall consist of a majority of the remaining directors until the vacancy has been filled.

         Section 2.7 Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of an interest.

         Section 2.8 Manner of Action. Unless otherwise provided by law, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 2.9 Action Without a Meeting. Any action required to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors, may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the directors and filed in the minutes of the proceedings of the Board of Directors.

         Section 2.10 Meetings of the Board of Directors by Means of a Conference Telephone or Similar Communications Equipment. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

         Section 2.11 Resignation. Any director may resign at any time by giving written or oral notice to the chairman of the board, the president or the secretary of the corporation. The resignation of any director shall take effect immediately upon the receipt of such notice, or on any later date specified in a written notice. The acceptance of any such resignation by the Board of Directors shall not be required to make it effective.

         Section 2.12 Removal. Any director, or the entire Board of Directors, may be removed at any time, with or without cause, by action of the holders of a majority of the shares entitled to vote for the election of directors

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         Section  2.13  Vacancies.   Any  vacancy  occurring  in  the  Board  of
Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

         Section 2.14 Compensation. Each director may receive compensation and/or reimbursement for his expenses for services rendered to the Company, including but not limited to, service on the Board of Directors or any committee thereof. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                Article 3 - Committees of the Board of Directors

         The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except as prohibited by law.

         The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, shall designate a chairman for each committee it establishes who shall preside at all meetings of such committee and who shall have such additional duties as shall from time to time be designated by the Board of Directors.

         The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

                              Article 4 - Officers

         Section 4.1 Officers. The officers of the corporation may consist of a chairman of the board, a vice chairman of the board, a chief executive officer, a president, one or more vice presidents, a secretary, a treasurer and such other officers and assistant officers as may be deemed necessary, and as shall be approved, by the Board of Directors. Any two (2) or more offices may be held by the same person. No officer need be a member of the Board of Directors.

         Section 4.2 Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not occur at such meeting, such election shall occur as soon thereafter as practicable. Each officer shall hold office until his successor shall have been duly elected and qualified, or until his earlier resignation, removal from office or death.

         Section 4.3 Resignation. Each and every officer, employee and agent of the corporation may resign from his respective office or position by giving written or oral notice to the president or the secretary of the corporation. The resignation of any officer, employee or agent of the corporation shall take effect immediately upon the receipt of such notice, or on any later date specified in a written notice, but the acceptance of any such resignation by the Board of Directors shall not be required to make it effective.

         Section 4.4 Removal. Each and every officer, employee and agent of the corporation may be removed from his respective office or position at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors.

         Section 4.5 Vacancies. Any vacancy, however occurring, in any office or position, may be filled by action of the Board of Directors.

         Section 4.6 Chairman of the Board. The chairman of the board shall preside as chairman of all meetings of the shareholders and of the Board of Directors. The chairman may execute contracts, instruments and documents in the name of the corporation, and appoint and discharge agents and employees. The chairman of the board shall have duties as may be prescribed by the Board of Directors from time to time.

         Section 4.7 Vice Chairman of the Board. The vice chairman of the board shall have the powers and duties incident to that office and shall have such other powers and duties as may be prescribed from time to time by the Board of Directors, or the chairman of the board. In the event of the incapacity of the chairman of the board, the vice chairman of the board shall perform such duties of the chairman of the board as the Board of Directors shall prescribe. In the event of the resignation of the chairman of the board, the vice chairman of the board shall have all of the power and duties of the chairman of the board until such time as the chairman of the board is duly elected.

         Section 4.8 Chief Executive Officer. The chief executive officer shall have general charge of the business of the corporation. He shall exercise the powers and perform such duties as are incident to his office or are properly required of him by the Board of Directors. He shall have supervisory management and control of the affairs and business of the corporation. He may sign or countersign all certificates, contracts and other instruments of the corporation as authorized by the Board of Directors and he may appoint and discharge agents and employees. In the event of the incapacity of the chairman of the board, and there being no vice chairman of the board, the chief executive officer shall perform such duties of the chairman of the board as the Board of Directors shall prescribe.

         Section 4.9 President. The president shall be the chief operating officer of the corporation and shall have the responsibility for supervising the day-to-day management and affairs of the corporation. He shall keep the Board of Directors and the chief executive officer fully informed and shall freely consult with them concerning the business of the corporation in his charge. He may sign or countersign all certificates, contracts, and other instruments of the corporation as authorized by the Board of Directors and he may appoint and discharge agents and employees. He shall do and perform such other duties as are incident to his office or are properly required of him by the Board of Directors. In the event of the incapacity of the chairman of the board, and there being no vice chairman of the board or chief executive officer, the president shall perform such duties of the chairman of the board as the Board of Directors shall prescribe.

         Section 4.10 Vice Presidents. Each vice president shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him by the Board of Directors, the chief executive officer or the president. In the event of the incapacity of the president, a vice president designated by the Board of Directors shall perform such duties of the president as the Board of Directors shall prescribe. A vice president may execute contracts in the name of the corporation as authorized by the Board of Directors.

         Section 4.11 Secretary. The secretary shall keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these by-laws or as required by law, be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized, and the secretary shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him by the Board of Directors and as are incident to the office of secretary.

         Section 4.12 Treasurer. The treasurer shall have charge and custody of, and be responsible for, all funds and securities of the corporation, receive and give receipts for monies due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be utilized by the corporation. He shall disburse the funds of the corporation in payment of the just demands against the corporation, or as may be ordered by the president, the chief executive officer or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president, the chief executive officer and the Board of Directors from time to time as may be required of him, an account of all his transactions as treasurer and of the financial condition of the corporation. In addition, the treasurer shall possess, and may exercise such power and authority, and shall perform such duties, as may from time to time be assigned to him by the Board of Directors and as are incident to the office of treasurer.

         Section 4.13 Other Officers, Employees and Agents. Each and every other officer, employee and agent of the corporation shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him by the Board of Directors, and such officer or officers who may from time to time be designated by the Board of Directors to exercise such supervisory authority.

         Section 4.14 Compensation. The compensation of the officers, employees and agents of the corporation shall be fixed from time to time by the Board of Directors or the officer or officers of the corporation who may from time to time be designated by the Board of Directors to fix such compensation. The payment of any compensation by the corporation to him shall not prevent any officer, employee or agent of the corporation from serving the corporation in any other capacity and receiving compensation therefor.

                           Article 5 - Indemnification

         This corporation shall indemnify and hold harmless each person who shall serve at any time as a director or officer of the corporation from and against any and all claims and liabilities to which such person shall have become subject by reason of his having heretofore or hereafter been a director or officer of the corporation, or by reason of any action alleged to have been heretofore or hereafter taken or omitted by him as such director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability; provided, however, that no such person shall be indemnified against, or be reimbursed for any expense incurred in connection with any claim or liability which shall be finally adjudged to arise out of his own gross negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this Article shall not exclude any other rights to which he may be lawfully entitled, nor shall anything herein contained restrict the right of the corporation to indemnify or reimburse such person in any proper case even though not specifically herein provided for.

         The corporation, its directors, officers, employees and agents shall be fully protected in taking any action or making any payment under this Article, or in refusing so to do, in reliance upon the advice of counsel.

                        Article 6 - Certificates of Stock

         Section 6.1 Certificates for Shares. The shares of stock of the corporation shall be either certificated or uncertificated. Every holder of duly issued certificated shares of stock in the corporation shall be entitled to a certificate in such form as prescribed by the Board of Directors. Certificates representing shares in the corporation shall be signed by the president, a vice president and the treasurer, or an assistant treasurer or the secretary or an assistant secretary and may be sealed with the seal of this corporation or a facsimile thereof. The signatures of the president, a vice president and the treasurer, or an assistant treasurer or the secretary or an assistant secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or an employee of the corporation. In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.

         Section 6.2 Transfer Agents and Registrars. The Board of Directors may appoint one or more responsible banks or trust companies in such city or cities as the board may from time to time deem advisable to act as transfer agents and registrars of the stock of the corporation; and, if and when such appointments shall been made, no stock certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

         Section 6.3 Transfer of Shares; Ownership of Shares. Transfers of shares of stock of the corporation shall be made only upon the stock transfer books of the corporation, and only after the surrender to the corporation of the certificates representing such shares, if the shares are certificated, or upon compliance with the uncertificated share transfer procedures prescribed by the corporation, the transfer agent and registrar of the corporations shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes and the corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as provided by law.

         Section 6.4 Lost Certificates. The corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate: (a) makes proof in affidavit form that the certificate has been lost, destroyed or wrongfully taken; (b) requests the issuance of a new certificate before the corporation has notice that the lost, destroyed or wrongfully taken certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) at the discretion of the Board of Directors, gives bond in such form and amount as the corporation may direct, to indemnify the corporation, the transfer agent and registrar against any claim that may be made on account of the alleged loss, destruction, or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the corporation.

      Article 7 - Actions With Respect to Securities of Other Corporations

         Unless otherwise directed by the Board of Directors, the chairman of the board if he is present, or in his absence by the vice chairman, if any, or in his absence by the president, or in his absence by any vice president who may be present, shall have power to vote and otherwise act on behalf of the corporation at any meeting of shareholders of, or with respect to, any action of shareholders of any other corporation in which the corporation may hold securities and to otherwise exercise any and all rights and powers which the corporation may possess by reason of its ownership of securities in other corporations.

                             Article 8 - Amendments

         Alteration, amendment or repeal of these By-Laws may be made by a majority of the shareholders entitled to vote at any meeting, or by the Board of Directors by a majority vote of the directors at any regular or special meeting, provided notice of such alteration, amendment or repeal has been given to each director in writing at least three (3) days prior to said meeting.

                               Article 9 - Gender

         All words used in these by-laws in the masculine gender shall extend to and shall include the feminine and neuter genders.